                                                                 Exhibit 99.1

                              FINANCIAL STATEMENTS

                                ROYAL GRIP, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Audited Financial Statements
  Independent Auditors' Report........................................................   F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995........................   F-3
  Consolidated Statements of Operations for the Years Ended December 31, 1996 and
     1995.............................................................................   F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1996 and 1995....................................................................   F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and
     1995.............................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
Unaudited Condensed Consolidated Financial Statements
  Condensed Consolidated Balance Sheet as of June 30, 1997............................  F-19
  Condensed Consolidated Statements of Operations for the Six Months Ended June 30,
     1997 and 1996....................................................................  F-20
  Condensed Consolidated Statements of Cash Flows for Six Months Ended June 30, 1997
     and 1996.........................................................................  F-21
  Notes to Condensed Consolidated Financial Statements................................  F-22

                                     F-1(RG)

                          INDEPENDENT AUDITORS' REPORT

  THE BOARD OF DIRECTORS AND STOCKHOLDERS
  ROYAL GRIP, INC.

     We have audited the accompanying consolidated balance sheets of Royal Grip, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Royal Grip, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, on January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                                          /s/ Ernst & Young LLP

Phoenix, Arizona
February 14, 1997,
     except as to Notes 10 and 15,
     as to which the date is April 11, 1997.

                                     F-2(RG)

                                ROYAL GRIP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.....................................    $    38,099     $   413,345
  Trade accounts receivable (net of allowance for doubtful
     accounts of $549,455 in 1996 and $227,070 in 1995).........      1,593,554       1,864,012
  Income tax refund receivable..................................             --         101,139
  Inventories, net..............................................      1,381,215       1,720,296
  Prepaid expenses..............................................         39,628          54,252
  Current portion of net investment in lease....................        214,506              --
  Other current assets..........................................         92,929          90,576
                                                                     ----------      ----------
          Total current assets..................................      3,359,931       4,243,620
  Property and equipment, net...................................      1,925,056       6,258,292
  Net investment in lease, less current portion.................      2,907,494              --
  Intangibles, net..............................................        251,554       1,083,240
  Other assets..................................................         51,250          58,675
                                                                     ----------      ----------
                                                                    $ 8,495,285     $11,643,827
                                                                     ==========      ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit................................................    $    60,000     $        --
  Trade accounts payable........................................        829,211         900,501
  Accrued payroll and commissions...............................        220,390         236,943
  Accrued expenses..............................................        878,436         534,182
  Current portion of long-term debt and capital leases..........        207,230         136,643
                                                                     ----------      ----------
          Total current liabilities.............................      2,195,267       1,808,269
Long-term debt and capital leases, less current portion.........        671,054         161,422
Other liabilities...............................................          8,147              --
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $.001 per share. Authorized
     5,000,000 shares; none issued..............................             --              --
  Common stock, par value $.001 per share. Authorized 15,000,000 shares; 2,734,678 shares issued and outstanding in 1996 and
     1995.......................................................          2,735           2,735
  Additional paid-in capital....................................     12,592,906      12,199,288
  Accumulated deficit...........................................     (6,974,824)     (2,527,887)
                                                                     ----------      ----------
          Total stockholders' equity............................      5,620,817       9,674,136
                                                                     ----------      ----------
                                                                    $ 8,495,285     $11,643,827
                                                                     ==========      ==========

                            See accompanying notes.

                                     F-3(RG)

                                ROYAL GRIP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Net sales.......................................................    $16,120,617     $17,373,451
Cost of goods sold..............................................     12,324,745      12,307,334
                                                                    -----------     -----------
Gross profit....................................................      3,795,872       5,066,117
Selling, general and administrative expenses....................      6,016,913       7,512,092
Loss on write-down and disposition of property and equipment....        446,166         530,788
Manufacturing outsourcing and acquisition costs.................      1,052,900         110,754
Loss on write-off of intangibles................................        684,329              --
                                                                    -----------     -----------
Loss from operations............................................     (4,404,436)     (3,087,517)
Other income (expense):
Interest income.................................................         11,123          25,524
Interest expense................................................        (52,348)        (62,904)
Other expense, net..............................................         (1,276)         (7,424)
                                                                    -----------     -----------
Loss before income tax benefit..................................     (4,446,937)     (3,132,321)
Income tax benefit..............................................             --         359,000
                                                                    -----------     -----------
Net loss........................................................    $(4,446,937)    $(2,773,321)
                                                                    ===========     ===========
Net loss per share..............................................    $     (1.63)    $     (1.01)
                                                                    ===========     ===========
Weighted average shares used in computation.....................      2,734,678       2,734,678
                                                                    ===========     ===========

                            See accompanying notes.

                                     F-4(RG)

                                ROYAL GRIP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       ADDITIONAL       RETAINED           TOTAL
                                            COMMON       PAID-IN        EARNINGS       STOCKHOLDERS'
                                            STOCK        CAPITAL        (DEFICIT)         EQUITY
                                            ------     -----------     -----------     -------------
Balances at January 1, 1995.............    $2,735     $12,199,288     $   245,434      $ 12,447,457
Net loss................................       --               --      (2,773,321)       (2,773,321)
                                            ------     -----------     -----------       -----------
Balances at December 31, 1995...........    2,735       12,199,288      (2,527,887)        9,674,136
Issuance of stock options to
  non-employees.........................       --          393,618              --           393,618
Net loss................................       --               --      (4,446,937)       (4,446,937)
                                            ------     -----------     -----------       -----------
Balances at December 31, 1996...........    $2,735     $12,592,906     $(6,974,824)     $  5,620,817
                                            ======     ===========     ===========       ===========

                            See accompanying notes.

                                     F-5(RG)

                                ROYAL GRIP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................................    $(4,446,937)    $(2,773,321)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
  Depreciation and amortization.................................      1,652,981       1,948,196
  Allowance for doubtful accounts...............................        322,385          83,010
  Loss on write-down and disposition of property and
     equipment..................................................        446,166         530,788
  Loss on write-off of intangibles..............................        684,329              --
  Inventory write-down and reserves.............................        117,827         588,203
  Issuance of stock options to non-employees....................        393,618              --
  Deferred income taxes.........................................             --        (272,000)
  Changes in operating assets and liabilities:
     Trade accounts receivable..................................        (51,927)       (572,502)
     Income tax refund receivable...............................        101,139         349,800
     Inventories................................................        221,254        (191,713)
     Prepaids and other current assets..........................         12,271         121,126
     Other assets and intangibles...............................        (23,561)         37,514
     Trade accounts payable and accrued expenses................        256,411         716,762
                                                                    -----------     -----------
          Net cash provided by (used in) operating activities...       (314,044)        565,863
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment...........................     (1,449,593)       (830,842)
  Proceeds from sale of property and equipment..................        740,025          34,229
                                                                    -----------     -----------
          Net cash used in investing activities.................       (709,568)       (796,613)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt......................        726,309          36,155
  Repayments on long-term debt and capital leases...............       (146,090)       (105,969)
  Increase (decrease) in revolving line of credit...............         60,000        (480,000)
  Increase in other liabilities.................................          8,147              --
                                                                    -----------     -----------
          Net cash provided by (used in) financing activities...        648,366        (549,814)
                                                                    -----------     -----------
          Net decrease in cash and cash equivalents.............       (375,246)       (780,564)
          Cash and cash equivalents at beginning of year........        413,345       1,193,909
                                                                    -----------     -----------
          Cash and cash equivalents at end of year..............    $    38,099     $   413,345
                                                                    ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest........................................    $    52,348     $    62,062

                            See accompanying notes.

                                     F-6(RG)

                                ROYAL GRIP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Royal Grip, Inc. ("RG") designs and manufactures golf club grips and athletic headwear. RG's products are sold throughout the United States as well as internationally, largely Japan and the United Kingdom. During December 1996, RG outsourced the manufacturing of their golf club grips (see Note 10).

  Principles of Consolidation

     The consolidated financial statements include the financial statements of RG and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. All of the companies operate within the sports industry; therefore, no segment information is provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash Equivalents

     RG considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents.

  Inventories

     Inventories are stated at the lower of weighted average cost or market.

  Intangible Assets

     Intangible assets consist of trademarks, covenants not to compete and goodwill primarily arising from the acquisition of Roxxi, Inc. (Roxxi). Costs incurred in securing trademark rights are amortized over a 20-year period. Covenants not to compete are amortized on a straight-line basis over the contractual lives which range from two to five years. Goodwill, representing the excess of the purchase price over the estimated fair value of the net assets of Roxxi, is amortized on a straight-line basis over the period of expected benefit of 15 years. Due to the historical losses of Roxxi, during the fourth quarter of 1996, RG assessed the recoverability of Roxxi intangibles based upon expected future undiscounted cash flows of Roxxi and other relevant information. Based on this evaluation, RG determined that the recoverability of goodwill and covenants not to compete were impaired, and consequently, recorded a loss of $684,329 to write-off the related assets.

  Property and Equipment

     Property and equipment is stated at cost or, if acquired under capital lease, at the lower of the present value of minimum lease payments or fair value at the inception of the lease.

     Depreciation of property and equipment is provided over estimated useful lives of three to twelve years on the straight-line method. Equipment under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Amortization of capitalized leases is included in depreciation and amortization expense.

                                     F-7(RG)

                                ROYAL GRIP, INC.

  Revenue Recognition

     RG recognizes revenues as of the date merchandise is shipped to its customers.

  Income Taxes

     RG accounts for income taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

  Advertising

     RG expenses advertising as incurred. Advertising expense for the years ended December 31, 1996 and 1995 approximated $621,000 and $1,446,000, respectively.

  Net Loss Per Share

     Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Stock options were not included in 1996 and 1995 since they were antidilutive.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Share" which is required to be adopted on December 31, 1997. At that time, RG will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of SFAS No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

  Stock Based Compensation

     RG grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. RG accounts for stock option grants to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25).

     RG adopted SFAS No. 123 "Accounting for Stock Based Compensation" in 1996 related to stock options granted to non-employees. Expense equal to the fair value of the options granted to non-employees is recorded over the vesting period of the related options. The adoption of SFAS No. 123 did not have a material impact on the consolidated operations of RG.

  Long-Lived Assets

     RG adopted in 1996, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flow estimated to be generated by these assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Due to the historical losses at Roxxi, RG determined that the property and equipment and goodwill acquired as part of the Roxxi acquisition may not be recoverable through the undiscounted cash flow of the Roxxi operation. RG's estimate of the fair value (based on appraisals), less selling costs, of the property and equipment approximated its net carrying value, and accordingly, no loss was recorded related to the property and equipment. However, RG wrote off the goodwill and covenants not to compete related to Roxxi.

  Basis of Presentation

     The accompanying consolidated financial statements have been prepared on the basis that RG will continue as a going concern. RG has incurred successive losses and, in order for RG to continue as a going

                                     F-8(RG)

                                ROYAL GRIP, INC.

concern, RG must achieve profitable operations in the near term. If not successful in achieving profitable operations, RG could be placed in default of certain debt covenants which could accelerate the maturity of outstanding debt balances or restrict RG's access to the loans. In the event RG fails to achieve budgeted levels of sales and expenses, it may be required to obtain additional funds to finance its operations. There can be no assurance that RG will be able to obtain these funds on terms and conditions acceptable to RG, if at all.

     Management's plans with respect to achieving profitable operations include outsourcing its golf club grip manufacturing during 1997 (see Note 10) to Acushnet Rubber Company, Inc. (Acushnet) in order to decrease and fix its grip manufacturing costs. Acushnet has experienced start-up delays in the production of grips, which has adversely affected RG's customer relationships. Accordingly, RG is experiencing losses in early 1997 greater than anticipated. RG has entered into an agreement with Acushnet whereby Acushnet will reimburse RG for amounts which approximate the gross margin on sales lost as a result of failure to produce sufficient quantities.

     RG's plans also include cost reductions, improving purchasing arrangements, new product introductions, and changes to the headwear manufacturing process. Management has also developed production, sales and financing plans that call for significant improvements in 1997, including a significant improvement in net income (loss). Management believes that these plans, when coupled with available credit facilities, and the improved operations subsequent to year-end will enable RG to continue as a going concern at least through December 31, 1997.

2.  INTANGIBLE ASSETS

     Intangible assets at December 31 consist of the following:

                                                                     1996          1995
                                                                   --------     ----------
    Goodwill...................................................    $     --     $  641,311
    Covenants not to compete...................................          --        543,250
    Trademarks and patents.....................................     317,958        298,522
                                                                   --------     ----------
                                                                    317,958      1,483,083
    Less accumulated amortization..............................     (66,404)      (399,843)
                                                                   --------     ----------
                                                                   $251,554     $1,083,240
                                                                   ========     ==========

     Amortization of intangibles expense of $178,343 and $220,574 was recorded in 1996 and 1995, respectively. During the fourth quarter of 1996, RG wrote off the goodwill and covenants not to compete related to Roxxi aggregating $684,329.

3.  INVENTORIES

     Inventories at December 31 consist of the following:

                                                                     1996           1995
                                                                  ----------     ----------
    Finished goods............................................    $  849,769     $1,144,516
    Work in process...........................................       100,092        188,677
    Raw materials.............................................       476,354        575,306
                                                                  ----------     ----------
                                                                   1,426,215      1,908,499
    Less reserves.............................................       (45,000)      (188,203)
                                                                  ----------     ----------
                                                                  $1,381,215     $1,720,296
                                                                  ==========     ==========

                                     F-9(RG)

                                ROYAL GRIP, INC.

     During the first quarter of 1995, RG sold certain inventory in a bartering transaction in exchange for trade credit rights to be used in the purchase of goods and services over a three year period. No profit was recognized on the initial transaction and the rights were to be amortized as they were utilized. Due to the uncertainty as to the timing and extent of utilization of the trade credit rights, management recorded a write-down in expense to cost of goods sold of the trade credit rights of approximately $331,000 in 1995. No trade credit rights had been used as of December 31, 1996.

     During the fourth quarter of 1995, RG recorded approximately $188,000 in expense to cost of goods sold to reserve for certain excess and obsolete inventory.

4.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of the following:

                                                                   1996           1995
                                                                ----------     ----------
    Machinery and equipment.................................    $1,406,160     $7,894,240
    Furniture and fixtures and office equipment.............     1,391,698      1,023,241
    Transportation..........................................        73,702        906,833
    Leasehold improvements..................................       229,891        863,498
    Embroidery tapes........................................        93,518         93,177
                                                                ----------     ----------
                                                                 3,194,969     10,780,989
    Less accumulated depreciation and amortization..........    (1,269,913)    (4,522,697)
                                                                ----------     ----------
    Property and equipment, net.............................    $1,925,056     $6,258,292
                                                                ==========     ==========

     Depreciation expense of $1,474,638 and $1,727,622 was recorded in 1996 and 1995, respectively.

5.  INVESTMENT IN LEASE

     RG is the lessor of certain manufacturing equipment under a capital lease agreement expiring in December 2006, which transfers ownership of the equipment to the lessee at the end of the lease term (see Note 10). RG's net investment in the direct financing lease at December 31, 1996 consists of:

            Minimum lease payments receivable.....................    $4,508,385
            Unearned income.......................................    (1,386,385)
                                                                      ----------
                                                                       3,122,000
            Less current portion..................................      (214,506)
                                                                      ----------
                                                                      $2,907,494
                                                                      ==========

                                    F-10(RG)

                                ROYAL GRIP, INC.

     At December 31, 1996, future minimum lease payments receivable under the direct financing lease are as follows:

            1997...................................................    $  450,838
            1998...................................................       450,838
            1999...................................................       450,838
            2000...................................................       450,838
            2001...................................................       450,838
            Thereafter.............................................     2,254,195
                                                                       ----------
                                                                       $4,508,385
                                                                       ==========

6.  LINE OF CREDIT, LONG-TERM DEBT AND CAPITAL LEASES

     At December 31, 1996, RG was in default of certain covenants on its existing $1,200,000 line of credit which were waived by the bank. In February 1997, RG refinanced the outstanding balance of $760,000 through $60,000 in advances under a new $1,750,000 revolving line of credit and $700,000 of advances under a new $700,000 term note agreement with a bank. The new line of credit and term loan require payment of monthly interest at the bank's interest rate (prime) plus 1.75 percent. Should RG attain certain stipulated net income levels as defined in the agreement, the interest rate shall be payable monthly at prime plus 1.00 percent. The term loan requires monthly principal payments of $12,000 beginning March 1997. The line of credit and term loan mature in February 2000. The $700,000 outstanding at December 31, 1996 under the prior line of credit, which was due to mature in 1997, and refinanced with the new term loan, has been classified as long-term debt in RG's consolidated balance sheet.

     The new line of credit allows RG to borrow an amount up to $1,750,000, but restricts the borrowings based on certain receivable and inventory levels. As of the date of the refinancing, approximately $950,000 was available for borrowings under the terms of its new line of credit based upon available collateral. The line of credit and term loan are collateralized by substantially all of RG's assets and contain certain covenants, the more restrictive of which prohibit the payment of dividends, limit capital expenditures, and require RG to comply with certain financial ratios. RG must maintain a debt service coverage ratio of 1.0 to 1.0 for each quarter commencing June 30, 1997 and 1.25 to 1.00 for each quarter commencing December 31, 1997, and thereafter. RG has a covenant to maintain a minimum net worth of $6,300,000 at December 31, 1996, and net worth can not decrease by more than $300,000 for the quarter ending March 31, 1997; increase less than $400,000 for the quarter ending June 30, 1997; increase less than $150,000 for the quarter ending September 30, 1996; decrease more than $250,000 for the quarter ending December 31, 1997; and increase less than $300,000 for each fiscal year thereafter. RG also has net income covenants which correlate to the net worth covenants described above, and beginning in April 1997, RG cannot have a loss in excess of $100,000 in any one month. RG was in default of its net worth covenant at December 31, 1996 and received a waiver from the bank. See Note 15 regarding the modification to this covenant. The weighted average interest rates on short-term borrowings as of December 31, 1996 and 1995 were approximately 8.75 percent and 8.50 percent, respectively.

                                    F-11(RG)

                                ROYAL GRIP, INC.

     Long-term debt and capital leases consist of the following at December 31:

                                                                     1996          1995
                                                                   ---------     ---------
    Amounts payable under line of credit with a commercial
      bank, refinanced subsequent to December 31, 1996 through
      a term loan (see above)..................................    $ 700,000     $      --
    Note payable to a former employee of RG, $330,000 face
      value, discounted at a rate of 8 percent interest,
      payable in four annual principal and interest
      installments of $82,500, maturing April 1998.............      155,947       225,367
    Capital lease obligations, paid in full in 1996............           --        50,011
    Other......................................................       22,337        22,687
                                                                   ---------     ---------
                                                                     878,284       298,065
    Less current portion.......................................     (207,230)     (136,643)
                                                                   ---------     ---------
                                                                   $ 671,054     $ 161,422
                                                                   =========     =========

     At December 31, 1996, the maturities of long-term debt are as follows:

            1997....................................................    $207,230
            1998....................................................     222,626
            1999....................................................     149,673
            2000....................................................     298,211
            2001....................................................         544
                                                                        --------
                                                                        $878,284
                                                                        ========

7. INCOME TAXES

     Income tax benefit consists of the following for the years ended December
31:

                                                                     1996          1995
                                                                   ---------     ---------
    Current:
      Federal..................................................    $      --     $ (87,000)
      State....................................................           --            --
                                                                   ----------    ----------
                                                                                   (87,000)
    Deferred:
      Federal..................................................           --      (186,000)
      State....................................................           --       (86,000)
                                                                   ----------    ----------
                                                                          --      (272,000)
                                                                   ----------    ----------
                                                                   $      --     $(359,000)
                                                                   ==========    ==========

                                    F-12(RG)

                                ROYAL GRIP, INC.

     Income tax benefit differs from amounts computed by applying the U.S. federal income tax rate of 35 percent to loss before income taxes as a result of the following:

                                                                   1996            1995
                                                                -----------     -----------
    Computed "expected" tax benefit.........................    $(1,556,000)    $(1,096,000)
    Graduated surtax exemptions.............................         44,000          31,000
    State income tax benefit, net of federal benefit........             --         (57,000)
    Increase in valuation allowance.........................      1,270,000         776,000
    Non-deductible goodwill amortization....................        226,000          17,000
    Other, net..............................................         16,000         (30,000)
                                                                -----------     -----------
                                                                $        --     $  (359,000)
                                                                ===========     ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                                   1996           1995
                                                                ----------     ----------
    Deferred tax assets:
    Allowance for doubtful accounts.........................    $  220,000     $   91,000
    Inventory obsolescence reserves.........................        18,000         75,000
    Amortization of covenants not to compete................       184,000         99,000
    Inventory cost capitalization...........................        14,000         20,000
    Financial advisor fee...................................        47,000         55,000
    Non-employee stock options..............................       172,000             --
    Alternative minimum tax credit..........................            --          6,000
    Other, net..............................................        47,000          8,000
    Net operating loss carry-forwards.......................     1,716,000      1,196,000
                                                                ----------     ----------
    Gross deferred tax assets...............................     2,418,000      1,550,000
    Valuation allowance.....................................    (2,273,000)      (776,000)
                                                                ----------     ----------
    Net deferred tax assets.................................       145,000        774,000
    Deferred tax liabilities:...............................            --             --
    Depreciation............................................      (145,000)      (774,000)
                                                                ----------     ----------
    Total gross deferred tax liabilities....................      (145,000)      (774,000)
                                                                ----------     ----------
    Net deferred tax assets.................................    $       --     $       --
                                                                ==========     ==========

     The valuation allowance increased $1,497,000 and $776,000 during the years ended December 31, 1996 and 1995, respectively.

     At December 31, 1996, RG had federal and state net operating loss carry-forwards of approximately $4,290,000. The federal and state net operating loss carry-forwards will begin to expire in 2010 and 2000, respectively, if not utilized.

                                    F-13(RG)

                                ROYAL GRIP, INC.

8.  LEASES

     RG leases corporate offices, manufacturing facilities and office equipment under operating lease agreements expiring through March 2001. RG is negotiating to move its corporate facilities in 1997. Minimum annual rental commitments under noncancelable leases are as follows:

            Years ending December 31:
            1997....................................................    $261,558
            1998....................................................     245,731
            1999....................................................      65,472
            2000....................................................      65,472
            2001....................................................      15,000
                                                                        --------
                                                                        $653,233
                                                                        ========

     Rental expense under operating leases totaled approximately $312,000 and $295,000 for the years ended December 31, 1996 and 1995, respectively.

9.  SIGNIFICANT CUSTOMERS

     Sales to RG's exclusive Japanese distributor represented 19 percent and 21 percent of net sales for the years ended December 31, 1996 and 1995, respectively. Additionally, during 1996 and 1995, sales to one original equipment manufacturer accounted for 12 percent and 9 percent of net sales, respectively.

     International sales represented 21 percent and 22 percent of net sales for the years ended December 31, 1996 and 1995, respectively.

10.  MANUFACTURING AND SUPPLY AGREEMENT

     On December 21, 1996, RG entered into a Manufacturing and Supply Agreement (Acushnet Supply Agreement) with Acushnet. On April 4, 1997, RG and Acushnet renegotiated certain aspects of their agreement. This agreement, as amended, makes Acushnet the exclusive supplier of non-cord grips to RG, subject to RG's ability to use other suppliers in the event Acushnet fails to meet production requirements, and requires that RG purchase minimum annual volumes (commencing after January 1, 1999) at fixed prices specified in the contract. Acushnet is obligated to provide ongoing research and development with respect to grip compounds, manufacturing processes, and engineering and quality control support.

     The term of the Acushnet Supply Agreement expires on December 21, 2006, subject to RG's right to extend the agreement for up to three additional periods of five years each. The Acushnet Supply Agreement is subject to termination by either party upon certain material breaches thereof or of the equipment lease described below. Upon termination of the Acushnet Supply Agreement by RG's arising out of a material breach by Acushnet, RG may at its option repurchase any grip manufacturing equipment owned by Acushnet at fair market value. In addition, RG may terminate the Acushnet Supply Agreement at any time upon written notice, and Acushnet may terminate the agreement on and after June 30, 1998, by providing ten months' prior written notice and payment by the terminating party to the other party of a termination fee, which includes the repurchase at prescribed values of the manufacturing equipment owned by Acushnet, an additional fee of $2,500,000 and other fees and commitments relating, among other things, to the transition of production operations.

     In connection with the Acushnet Supply Agreement, RG leased to Acushnet RG's specialized manufacturing equipment used in the production of its non-cord grips, pursuant to a capital lease agreement dated as of December 21, 1996 (Equipment Lease). Under the Equipment Lease, RG granted to Acushnet an

                                    F-14(RG)

                                ROYAL GRIP, INC.

option to purchase RG's manufacturing equipment. Further, the Equipment Lease terminates on December 31, 2006, at which time the equipment will be transferred to Acushnet at no further cost. As a result, RG has recorded a $3,122,000 direct finance lease receivable for the lease of such equipment receivable in monthly installments of $37,570 including interest at 7.8 percent and maturing in December 2006 (see Note 5). No gain or loss was recorded on the transaction.

     Acushnet has experienced start-up delays in the production of grips which has adversely affected RG's customer relationships and results of operations, has impaired RG's ability to satisfy its loan covenants and may make it more difficult for RG to satisfy lending covenants in the future. The recent amendments to the Acushnet Supply Agreement provide RG with a credit of $400,000 against future grip purchases and additional purchase credits in the event Acushnet fails to meet production requirements. These credits may be reduced depending upon Acushnet's production beyond levels specified in the amendment during 1997 or as a result of its cancellation of stock options granted to it by RG. These credits may be reduced only to the extent that RG orders grips above such specified levels. The modified agreement also alters the future production and purchase requirements of the parties.

     As a result of the Acushnet Supply Agreement, RG incurred certain additional expenses during the fourth quarter of 1996 including approximately $304,000 in employee termination benefits, largely paid prior to December 31, 1996, $246,000 of professional and consulting fees, $478,000 in projected lease termination and related leasehold improvement costs and $359,000 in stock option costs (see Note 11). Such costs are included in the manufacturing outsourcing costs and loss on write-down and disposition of property and equipment line items in the consolidated statements of operations. Approximately $440,000 of these related costs are unpaid at December 31, 1996.

11.  STOCK OPTIONS

     RG has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of RG's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Employee Stock Options

     RG has a Stock Option Plan (Plan), which provided for options on up to 400,000 shares of RG's common stock. These options are available for grant under the Plan to employees and certain consultants of RG. Under the terms of the Plan, the exercise price of the incentive stock options must equal the fair market value per share of the common stock on the grant date or 110 percent of the fair market value if the grantee beneficially owns 10 percent or more of the outstanding stock of RG. The options vest over varying periods up to three years and expire in five to eight years.

     RG has a Non-Employee Director Stock Option Plan (Director Option Plan) with 24,000 shares of common stock reserved for issuance thereunder. Pursuant to the terms of the Director Option Plan, each non-employee director of RG receives a one-time option grant of 3,000 shares. The exercise price is equal to the fair market value on the date of grant. The options vest over a 3-year term and expire in five years.

     In 1996, the Board of Directors approved an additional Non-Employee Director Stock Plan (Director Stock Plan) with 30,000 shares of common stock reserved for issuance thereunder. Pursuant to the terms of the Director Stock Plan, each non-employee director of RG receives options to purchase 1,500 shares of RG's common stock on the third day following the day upon which RG releases its earning report for the previous

                                    F-15(RG)

                                ROYAL GRIP, INC.

fiscal year. The exercise price granted under the Director Stock Plan will be the fair market value of the common stock on the grant date. The options vest upon the grant date and expire in six years.

     Pro forma information regarding net loss and loss per share is required by SFAS 123 which also requires that the information be determined as if RG has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1996: risk-free interest rate of
5.17 percent, dividend yield of 0.00 percent, volatility factor of the expected market price of RG's common stock of .552 and a weighted-average expected life of the options of four years. During 1995, no significant employee options were granted.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because RG's stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. RG's pro forma information for the year ended December 31, 1996, follows:

            Net loss, as reported..................................    $4,446,937
            Pro forma compensation expense for stock options:
              1996 grants..........................................       294,000
                                                                       ----------
            Pro forma net loss.....................................    $4,740,937
                                                                       ==========
            Pro forma loss per share...............................    $     1.73
                                                                       ==========

     Employee stock options granted in 1995 were not material to the operations of RG. Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until approximately 1999.

     A summary of stock option activity granted within the plans and related information for the years ended December 31, 1996 and 1995 follows:

                                                               OPTIONS OUTSTANDING
                                            ----------------------------------------------------------
                                             OPTIONS                                       WEIGHTED
                                            AVAILABLE                    EXERCISE          AVERAGE
                                            FOR GRANT      SHARES      PRICE RANGE      EXERCISE PRICE
                                            ---------     --------     ------------     --------------
Balance at January 1, 1995..............      158,774      265,226     $8.50-$13.48
  Shares reserved.......................           --           --               --
  Options granted.......................      (18,250)      18,250     $4.00-$12.25
  Options exercised.....................           --           --               --
  Options canceled......................      103,476     (103,476)    $7.31-$12.25
                                             --------     --------
Balance at December 31, 1995............      244,000      180,000     $4.00-$13.48         $10.13
  Shares reserved.......................       30,000           --               --
  Options granted.......................     (405,839)     405,839     $ 2.75-$6.50         $ 3.24
  Options exercised.....................           --           --               --
  Options canceled......................      219,000     (219,000)    $5.38-$13.48         $ 9.11
                                             --------     --------
Balance at December 31, 1996............       87,161      366,839     $2.75-$12.00         $ 3.65
                                             ========     ========

                                    F-16(RG)

                                ROYAL GRIP, INC.

     At December 31, 1996 and 1995, options granted within the plans for 298,006 and 145,050 shares were exercisable, respectively, with exercise prices ranging from $2.75 to $12.00 and $5.25 to $13.48, respectively. The weighted average exercise price of exercisable options was approximately $3.64 at December 31, 1996. The weighted-average fair value of options granted during the year ended December 31, 1996 was approximately $1.18. The weighted average remaining contractual life of options outstanding at December 31, 1996 was approximately 7 years. RG recorded in selling, general and administrative expenses approximately $35,000 in expense for options granted within these plans and vested during the year ended December 31, 1996.

  Other Stock Options

     At December 31, 1996 and 1995, RG has 58,000 and 33,000, respectively, outstanding options granted to certain former employees in connection with their severance packages at exercise prices ranging from $8.50 to $12.25 and expiring between 2001 and 2004. These options replaced options held by the former employees at their dates of termination. The original options were added back to the reserved shares available for grant under RG's stock option plans. The exercise price granted was equal to the exercise price of the original option grant and was above the fair value of RG's stock at the date of grant of the replacement options, therefore, no compensation expense was recorded by RG. Options of 25,000 and 33,000 were granted during the years ended December 31, 1996 and 1995, respectively. The weighted average exercise price and fair value of those options granted in 1996 were $12.25 and $1.40, respectively, at the date of grant. The weighted average exercise price and remaining contractual life of these outstanding options (100% vested) at December 31, 1996 were $10.63 and 5 years, respectively.

     During 1996, RG granted to Acushnet 50,000 options at $4.00 and 200,000 options at $5.00 to purchase common shares of RG. The options vested immediately and expire in 1999. Approximately $359,000 in expense was recorded as manufacturing outsourcing costs in the consolidated statement of operations for the year ended December 31, 1996 to reflect the immediate vesting of the granted options. The fair value for these options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate 5.17 percent, dividend yield of -0- percent, volatility factor of the expected market price of RG's common stock of .552 and a weighted average expected life of three years. The weighted average exercise price and fair value of these options at the date of grant were $4.80 and $1.44, respectively. The weighted average exercise price and remaining contractual life of these options outstanding at December 31, 1996 were $4.80 and 3 years, respectively.

12.  RELATED PARTY TRANSACTIONS

     During 1996 and 1995, RG paid approximately $24,000 and $53,000, respectively, in management consulting and other fees to a firm and its affiliate, having a member who is also a director of RG.

13.  FINANCIAL INSTRUMENTS

  Concentration of Credit Risk

     RG is subject to a concentration of credit risk as a result of sales to its significant customers including its exclusive Japanese distributor and an original equipment manufacturer. To reduce its credit risk, RG requires letter of credit agreements from its Japanese distributor. The original equipment manufacturer purchased finished goods throughout the year under normal terms. Bad debt losses have been considered in establishing allowances for doubtful accounts.

                                    F-17(RG)

                                ROYAL GRIP, INC.

  Fair Values

     The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, net investment in lease, accounts payable and long-term debt approximates their fair value at December 31, 1996. The fair values of long-term debt are estimated using discounted cash flow analyses, based on RG's current incremental borrowing rates for similar types of borrowing arrangements.

14.  BENEFIT PLAN

     During 1995, RG adopted a 401(k) Savings Plan (401(k) Plan) covering substantially all employees who have completed one year of service during which an employee must work at least 1,000 hours. Under the terms of the 401(k) Plan, employees may make voluntary contributions up to 15 percent of their compensation, subject to Internal Revenue Service limitations. RG does not make contributions to the Plan. RG offers, as one of the investment mediums to the participants, common stock of RG and has reserved 50,000 shares for issuance under the 401(k) Plan.

15.  SUBSEQUENT EVENTS

     During January 1997, RG entered into a letter of intent to merge with an unrelated golf club shaft manufacturing company, FM Precision Golf Corporation
(FMP). The preliminary terms contemplate that the shareholders of FMP will receive 65 percent of the resulting company, on a fully diluted basis, and will control the board of directors. The transaction is subject to a number of conditions, including the completion of due diligence by both parties, execution of a definitive agreement, and approval by the board of directors and stockholders of each company.

     Should the merger occur, the use of certain tax net operating loss carry-forwards available to RG may be limited. There can be no assurances as to whether the merger will occur or if it occurs, the ultimate terms of the merger.

     At December 31, 1996 and March 31, 1997, RG was not in compliance with its quarterly net income (loss), debt service, and net worth debt covenants and anticipated not meeting many of its quarterly and monthly covenants during 1997. In April 1997, RG obtained an amended bank agreement which waived the net income
(loss), debt service, and net worth covenant defaults and amended the debt agreement whereby the net income (loss) limits have been modified to a loss of no more than $1,000,000 for the quarter ending March 31, 1997 and a cumulative loss of no more than $1,600,000 for the quarter ending June 30, 1997, and for each month thereafter in 1997. The agreement amended the net worth covenants to correlate with the net loss covenants above. The quarterly debt service and monthly loss limit covenants were waived by the bank for 1997. In addition, the interest rate was amended to the prime rate plus 3.0 percent effective April 1, 1997, subject to change based on the operating results of RG.

                                    F-18(RG)

                                ROYAL GRIP, INC.

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1997
                                                                                  -----------
                                           ASSETS
Current assets:
Cash and cash equivalents.....................................................    $        --
Trade accounts receivable (net of allowance for doubtful accounts of
  $450,140)...................................................................      1,563,904
Inventories...................................................................        784,608
Current portion of net investment in lease....................................        223,022
Prepaid expenses and other current assets.....................................         60,752
                                                                                  -----------
Total current assets..........................................................      2,632,286
                                                                                  -----------
Property and equipment, net...................................................      1,857,315
Net investment in capital lease, less current portion.........................      2,793,813
Intangible assets, net........................................................        255,177
Other assets..................................................................         23,750
                                                                                  -----------
                                                                                  $ 7,562,341
                                                                                  ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit..............................................................    $   732,027
  Accounts payable and accrued expenses.......................................      1,147,249
  Supply agreement credits....................................................        472,393
  Current portion of long-term debt and capital leases........................        226,500
                                                                                  -----------
  Total current liabilities...................................................      2,578,169
                                                                                  -----------
Long-term debt and capital leases, less current portion.......................        515,417
Other liabilities.............................................................          8,588
Stockholders' equity:
  Preferred stock, par value $.001 per share. Authorized 5,000,000 shares;
     none issued..............................................................             --
  Common stock, par value $.001 per share. Authorized 15,000,000 shares;
     issued and outstanding 2,742,178 shares at June 30, 1997.................          2,742
  Additional paid-in capital..................................................     12,630,338
  Accumulated deficit.........................................................     (8,172,913)
                                                                                  -----------
  Total stockholders' equity..................................................      4,460,167
                                                                                  -----------
                                                                                  $ 7,562,341
                                                                                  ===========

                            See accompanying notes.

                                    F-19(RG)

                                ROYAL GRIP, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Net sales.......................................................    $ 5,837,100     $ 9,452,111
Cost of goods sold..............................................      4,385,424       7,192,700
                                                                     ----------      ----------
Gross profit....................................................      1,451,676       2,259,411
Selling, general and administrative expenses....................      2,403,617       3,375,365
Merger costs....................................................        279,861              --
                                                                     ----------      ----------
Loss from operation.............................................     (1,231,802)     (1,115,954)
Other income (expenses), net....................................         33,713         (28,576)
                                                                     ----------      ----------
Loss before income taxes........................................     (1,198,089)      1,144,530
Income taxes....................................................             --              --
                                                                     ----------      ----------
Net loss........................................................    $(1,198,089)    $(1,144,530)
                                                                     ==========      ==========
Net loss per share..............................................    $     (0.44)    $     (0.42)
                                                                     ==========      ==========
Weighted average shares used in net loss per share..............      2,740,101       2,734,678
                                                                     ==========      ==========

                            See accompanying notes.

                                    F-20(RG)

                                ROYAL GRIP, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                    -------------------------
                                                                       1997           1996
                                                                    ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................................    $(1,198,089)   $(1,144,530)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
  Depreciation and amortization.................................       263,811        835,131
  Compensatory stock option grants..............................        16,813         14,504
  (Gain) loss on disposition of property and equipment..........           (30)        22,175
  Changes in operating assets and liabilities
     Trade accounts receivable..................................        29,650     (1,048,856)
     Income tax refund receivable...............................            --        101,139
     Inventories................................................       596,607        252,337
     Prepaid expenses and other current assets..................        71,805         97,575
     Other assets and intangibles...............................        16,341        (21,354)
     Supply agreement credits...................................       472,393             --
     Trade accounts payable and accrued expenses................      (780,788)       (45,634)
                                                                     ---------     -----------
          Net cash used by operating activities.................      (511,487)      (937,513)
                                                                     ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........................      (188,534)      (578,075)
  Principal payments received on capital lease receivable.......       105,165             --
  Proceeds from sale of property and equipment..................            30        788,919
                                                                     ---------     -----------
  Net cash provided by (used in) investing activities...........       (83,339)       210,844
                                                                     ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations............            --        (15,161)
  Net payments on notes payable.................................      (136,367)       (65,528)
  Exercise of employee options..................................        20,626             --
  Increase in line of credit....................................       672,027        425,000
  Increase in other liabilities.................................           441             --
                                                                     ---------     -----------
  Net cash provided by financing activities.....................       556,727        344,311
                                                                     ---------     -----------
  Net decrease in cash..........................................       (38,099)      (382,358)
  Cash at beginning of period...................................        38,099        413,345
                                                                     ---------     -----------
  Cash at end of period.........................................    $       --     $   30,987
                                                                     =========     ===========

                            See accompanying notes.

                                    F-21(RG)

                                ROYAL GRIP, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying condensed financial statements include all adjustments (of a normal recurring nature) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements for the year ended December 31, 1996, included elsewhere herein. Results of operations in interim periods are not necessarily indicative of results to be expected for a full year. In February 1997, Financial Accounting Standards Board issued Statement No. 128 "Earnings Per Share" which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material for the six months ended June 30, 1997 and June 30, 1996.

(2)  INVENTORIES

     Inventories consist of the following:

                                                                                JUNE 30,
                                                                                  1997
                                                                                --------
    Finished goods.........................................................     $219,186
    Work in process........................................................      102,634
    Raw materials..........................................................      462,788
                                                                                --------
                                                                                $784,608
                                                                                ========

(3)  MANUFACTURING AND SUPPLY AGREEMENT

     In December 1996, the Company outsourced all of its production of non-cord grips to Acushnet Rubber Company. During the first quarter of 1997, Acushnet experienced startup delays in the production of grips. In light of these difficulties, the Company and Acushnet renegotiated their agreement. In connection with this renegotiation, Acushnet agreed to provide the Company with a credit of $400,000 against future purchases of grips, to be applied against current accounts payable due to Acushnet, and additional credits in the event Acushnet fails to meet future production requirements. These credits may be reduced, during 1997 only, depending upon Acushnet's production beyond levels specified in the amendment to the Manufacturing and Supply Agreement, but only to the extent that the Company orders grips above such specified levels. The credits may also be reduced as a result of the cancellation of stock options granted to Acushnet. Because of the contingent nature of this credit, the Company recorded this amount as a liability under the Supply Agreement Credits line item and a reduction in accounts payable to Acushnet. The Company intends to recognize these credits as a reduction in cost of sales when it becomes probable and estimable that Acushnet will not be able to earn back the credits by either increasing its production or by virtue of a reduction in the Company's orders below levels specified in the amendment. At June 30, 1997, the Company has not recorded any of the credits as a reduction of cost of sales as Acushnet can still earn back the credits and such amounts, if earned back, are payable in cash.

     During the quarter ended June 30, 1997, the Company recorded an additional $72,000 of credits related to Acushnet's production shortfalls. The total credit recorded as a liability at June 30, 1997 is approximately $472,000.

                                    F-22(RG)

(4)  REVOLVING LINE OF CREDIT AND TERM DEBT

     In February 1997, the Company entered into a new line of credit facility of $1.75 million and term loan of $700,000 with a commercial bank. These credit arrangements mature on February 10, 2000 and contain net worth requirements, prohibit dividend payments and limit capital expenditures. At March 31, 1997, the Company was not in compliance with its quarterly net income (loss), debt service, and net worth debt covenants and anticipated not meeting many of its quarterly and monthly covenants during 1997. The Company obtained an amended bank agreement which waived the existing net income (loss), debt service, and net worth covenant defaults and amended the debt agreement whereby the net income (loss) limits have been modified to a loss of no more than $1 million for the quarter ended March 31, 1997 and a cumulative loss of no more than $1.6 million for the quarter ending June 30, 1997, and for each month thereafter in 1997. The agreement amended the net worth covenants to correlate with the net loss covenants above. The quarterly debt service and monthly loss limit covenants were waived by the bank for 1997. In addition, the interest rate was amended to the bank's prime rate plus 3.0 percent effective April 1, 1997, subject to change based on the operating results of the Company. At June 30, 1997 RG was in compliance with its debt covenants and believes that it is probable that RG will comply with the debt covenants at the measurement dates over the next twelve months, therefore, the long term portion of RG's term loan is classified as non-current in the balance sheet.

(5)  MERGER COSTS

     In May 1997, the Company entered into a definitive merger agreement with FM Precision Golf Corp. During the six months ended June 30, 1997, the Company incurred $280,000 in investment banking, legal and accounting fees related to this transaction. The Company will also record merger costs of approximately $400,000 (which approximates its fair value) for warrants to be issued to its investment banker upon consummation of the Merger.

(6)  DEFERRED INCOME TAXES

     The Company accounts for income taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

     No tax benefit is available in the first two quarters of 1997 due to a 100% valuation allowance on a deferred tax asset. The Company recorded this valuation allowance because it believed that it is more likely than not that the deferred tax assets will not be realized.

                                    F-23(RG)